                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    Form 8-K

                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



               Date of Report (Date of earliest event reported):
                                January 8, 1996


                           MEDALIST INDUSTRIES, INC.
                           -------------------------
             (Exact name of Registrant as specified in its charter)



          Wisconsin                    1-6322                    39-0873294
          ---------                    ------                    ----------
(State or other jurisdiction      (Commission File            (I.R.S. Employer
     of incorporation)                 Number)               Identification No.)




                             10850 West Park Place
                                   Suite 150
                           Milwaukee, Wisconsin
                           --------------------------
                                    53224
                                    -----
              (Address of principal executive offices) (Zip Code)

        Registrant's telephone no. including area code:  (414) 359-3000

     -------------------------------------------------------------------
        (Former name or former address, if changed since last report)

Item 5

Other Events

        On January 8, 1996, Medalist Industries, Inc. ("Medalist") entered into an Agreement and Plan of Merger (the "Agreement") with Illinois Tool Works Inc. ("ITW") and ITW Acq. Inc. ("Newco") and issued a press release related thereto. The following description of the Agreement and press release is qualified in its entirety by reference to the respective documents filed as exhibits to this report.
        Pursuant to the Agreement, and subject to the approval of the Medalist shareholders and the satisfaction of other conditions, Newco and Medalist will merge and ITW will own all of the outstanding shares of the surviving corporation. In the merger, each outstanding share of Medalist Common Stock will be valued at $14.50 per share and converted into a fraction of a share of ITW Common Stock equal to that fraction (the "Per Share Conversion Ratio") of which the numerator is $14.50 and the denominator is the average per share closing price on the New York Stock Exchange of ITW Common Stock during the ten consecutive trading days ending on the second trading day prior to the effective date of the merger (the "Average Closing Price"). Outstanding Medalist debentures convertible into Medalist shares will entitle their holders to acquire instead the number of ITW shares into which such Medalist shares would have been converted in the merger. ITW has expressed an intention to redeem such debentures at par shortly after the merger. Outstanding employee and director options for Medalist shares will be converted in the merger into the number of ITW shares determined by multiplying the number of Medalist shares subject to the option by a fraction equal to (a) the excess of $14.50 over the per share exercise price, divided by
(b) $14.50, then multiplied by the Per Share Conversion Ratio. Fractional ITW shares will not be issued; instead, the value thereof will be paid in cash based on the Average Closing Price.
        The Agreement has been recommended to Medalist's Shareholders by its Board of Directors, which has called a Special Meeting of Shareholders, to be held as soon as reasonably practicable, to consider and vote upon the Agreement.
        The Board of Directors also voted to postpone Medalist's 1996 Annual Meeting of Shareholders pending the outcome of the Special Meeting concerning the Agreement.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     MEDALIST INDUSTRIES, INC.
                                     (Registrant)


                                     By:/s/ William C. O'Loughlin
                                        --------------------------
                                        William C. O'Loughlin
                                        Vice President and
                                        Secretary



Date:  January 9, 1996

                           MEDALIST INDUSTRIES, INC.

                                 EXHIBIT INDEX
                                       to
                            FORM 8-K CURRENT REPORT
                             Dated January 8, 1996



Exhibit Number               Description              Filed Herewith
--------------               -----------              --------------
     2.1                  Agreement and Plan of             X
                          Merger by and among
                          Illinois Tool Works Inc.,
                          ITW Acq. Inc. and Medalist
                          Industries Inc., dated as
                          of January 8, 1996.

     99.1                 Press Release relating to         X
                          Agreement and Plan of
                          Merger.
